UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2018, the Board of Directors (the “Board”) of PHI, Inc. (the “Company”) increased its size from 5 to 6 members, and appointed Alan W. Brass to fill the resulting vacancy. At present, Mr. Brass has not been added to any committees of the Board.

Mr. Brass, age 69, retired in December 2009 from ProMedica Health System, Inc., where he had previously served for over 12 years as president and chief executive officer. Prior to joining ProMedica, Mr. Brass was an executive vice president and chief operating officer of BJC Health System, Inc., St. Louis, Missouri, from 1995 until 1998, where he oversaw the operation of BJC Health System’s affiliated hospitals and long-term care facilities, and also served as President of two of BJC’s affiliated hospitals in St. Louis. From 1988 until its merger into the BJC Health System in 1994, Mr. Brass was the president and chief executive officer of Children’s Health Services, Inc., after having served as a senior executive at the same hospital for the preceding eight years. Mr. Brass was associate director of operations for the Universtiy of Michigan Medical Center from 1977 until 1980. From July 2006 to May 2014, Mr. Brass served on the Board of Trustees for The Ohio State University and as the Chairman of its Medical Center Board from 2007 to 2014.

On March 12, 2018, the Company issued a press release announcing the appointment of Mr. Brass to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 12, 2018 announcing the appointment of Alan W. Brass to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PHI, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

PHI, Inc.

By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary

Dated: March 12, 2018